                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement
                                               [ ] Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          ALPHA-BETA TECHNOLOGY, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                               [ALPHA-BETA LOGO]

                          ALPHA-BETA TECHNOLOGY, INC.
                               THREE BIOTECH PARK
                              ONE INNOVATION DRIVE
                              WORCESTER, MA 01605

                                                                  April 25, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Alpha-Beta Technology, Inc. (the "Company") to be held at 11:00 A.M. on May 28, 1997, at One Innovation Drive, Worcester, MA 01605 (the "Annual Meeting"). The formal business to be considered and acted upon by the stockholders at this meeting is (i) the election of two Class II Directors who shall serve until 2000, (ii) to consider and vote upon a proposal to approve the Alpha-Beta Technology, Inc. 1997 Stock Option and Grant Plan and (iii) to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. These matters are described in detail in the enclosed Notice of Annual Meeting and Proxy Statement.

     The Board of Directors of the Company requests that you carefully review the enclosed Proxy Statement and recommends that you vote "FOR" the election of the nominees for the Board as Class II Directors of the Company and "FOR" the proposal to approve the Alpha-Beta Technology, Inc. 1997 Stock Option and Grant Plan.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE REPLY ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE. THE REPLY ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          Sincerely,

                                          SPIROS JAMAS
                                          President and Chief Executive Officer

                          ALPHA-BETA TECHNOLOGY, INC.
                              WORCESTER, MA 01605

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Alpha-Beta Technology, Inc. will be held at 11:00 A.M. at One Innovation Drive, Worcester, Massachusetts on Wednesday, May 28, 1997, to consider and act on the following matters:

          1. Election of D. Davidson Easson, Jr. and Bernard Canavan as the Class II Directors of the Company to serve until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

          2. A proposal to approve the Alpha-Beta Technology, Inc. 1997 Stock Option and Grant Plan; and

          3. Any other matter that may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on April 4, 1997 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          D. DAVIDSON EASSON, JR.,
                                          Clerk

Worcester, Massachusetts
April 25, 1997

IMPORTANT: MANAGEMENT INVITES YOU TO ATTEND THE ANNUAL MEETING, BUT IF YOU ARE UNABLE TO BE PRESENT, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                          ALPHA-BETA TECHNOLOGY, INC.
                               THREE BIOTECH PARK
                              ONE INNOVATION DRIVE
                              WORCESTER, MA 01605
                                 (508) 798-6900

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Alpha-Beta Technology, Inc. (hereinafter the "Company" or "Alpha-Beta") of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at One Innovation Drive, Worcester, MA 01605 at 11:00 A.M. on May 28, 1997, and at all adjournments and postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. It is intended that this statement and the proxies solicited hereby be mailed to stockholders on or shortly after April 25, 1997. Any stockholder who signs and returns a proxy in the form enclosed with this statement has the power to revoke the proxy at any time before it is exercised by giving written notice to such effect to the Clerk of the Company. A stockholder also may revoke a proxy by filing a duly executed proxy bearing a later date or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the record date stated below attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. Proxies properly executed and received in time for the Annual Meeting will be voted.

     The close of business on April 4, 1997 has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of such date, 16,743,308 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters voted on at the Annual Meeting.

     The proxies in the accompanying form will be voted as specified, but if no specification is made they will be voted in favor of the proposals set forth herein. In the discretion of the proxy holders, the proxies also will be voted for or against such other matters as may properly come before the Annual Meeting. The Board of Directors is not aware that any other matters are to be presented for action at the Annual Meeting.

     The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, solicitations also may be made by personal interview or telephone. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and will be reimbursed for their expenses.

     The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1996, is being mailed to stockholders concurrently with this proxy statement. The Annual Report, however, is not part of the proxy solicitation material. A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE DIRECTOR OF FINANCE OF THE COMPANY AT THE FOLLOWING ADDRESS: THREE BIOTECH PARK, ONE INNOVATION DRIVE, WORCESTER, MA 01605, ATTN: WILLIAM D. ROMEO.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     The Company's By-Laws provide that the power to fix the number of Directors each year shall rest with the Board. The Board has set the number of Directors to serve until the next annual meeting at seven.

     Pursuant to the Company's By-Laws and Section 50A of the Massachusetts Business Corporation Law, the Board of Directors is divided into three classes of Directors, as nearly equal in number as possible, with the members of each class to serve for three years. Pursuant to these requirements, Spiros Jamas and Peter H. Levine are serving as the Class I Directors until the 1999 Annual Meeting, D. Davidson Easson, Jr. and Bernard Canavan are serving as the Class II Directors until the 1997 Annual Meeting, and Gustav A. Christensen, Lawrence C. Hoff and Michael E. Porter are serving as the Class III Directors until the 1998 Annual Meeting. The Board has nominated Dr. Easson and Dr. Canavan for re-election at the 1997 Annual Meeting to serve as Class II Directors until the 2000 Annual Meeting and until their successors are duly elected and qualified.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF DR. EASSON AND DR. CANAVAN AS THE CLASS II DIRECTORS OF THE COMPANY.

     The executive officers, Directors and key employees of the Company are as follows:

              NAME                 AGE                       POSITION
---------------------------------  ---     ---------------------------------------------
Gustav A. Christensen............  49      Chairman of the Board of Directors
Spiros Jamas, Sc.D. .............  36      President, Chief Executive Officer and
                                           Director
D. Davidson Easson, Jr.,
  Sc.D. .........................  35      Executive Vice President, Treasurer, Clerk,
                                           Chief Operating Officer and Director
Paul A. Bleicher, M.D., Ph.D. ...  42      Vice President, Clinical Affairs and
                                           Strategic Technology Acquisition and Medical
                                           Director
Nadine D. Cohen, Ph.D. ..........  46      Vice President, Quality
Katherine Evans .................  54      Vice President, Strategic and Operational
                                           Planning
Michael E. Fiander...............  47      Vice President, Human Resources
Parrish M. Galliher..............  44      Vice President, Manufacturing Development
Peter H. Grassam.................  51      Vice President, Operations and General
                                           Manager, Smithfield Site
William M. Mackin, Ph.D. ........  43      Vice President, Biology Research and
                                           Development
Gary R. Ostroff, Ph.D............  42      Vice President, Discovery Research
Marian E. Smith, Ph.D............  45      Vice President, Regulatory Affairs
Bernard Canavan, M.D.(1).........  61      Director
Lawrence C. Hoff(1)(2)...........  68      Director
Peter H. Levine, M.D.(2).........  58      Director
Michael E. Porter, Ph.D.(2)......  49      Director

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     Mr. Christensen joined Alpha-Beta in December 1990 as a Director and has served as Chairman of the Board of Directors since August 1991. Mr. Christensen has also served as a Director and Executive Vice President of Commonwealth BioVentures, Inc. since February 1992. Prior to joining the Company, Mr. Christensen served as President and Chief Executive Officer of Immulogic Pharmaceutical Corporation, a biotechnology company focusing on immune-related disorders, from April 1988 to June 1990. From 1983 to April 1988, Mr. Christensen was Senior Vice President, Commercial Affairs at Genetics Institute, Inc., with responsibility for business development and licensing. Prior to Genetics Institute, he held a variety of management positions at Baxter International. Mr. Christensen received an M.Sc. degree in Economics from the University of Aarhus (Denmark) and an M.B.A. degree from Harvard Business School. Mr. Christensen also serves as a Director of Diatide, Inc.

     Dr. Jamas is a founder of Alpha-Beta and has served as President, Chief Executive Officer and a Director since the Company's inception in March 1988. Dr. Jamas holds Sc.D. and M.S. degrees from the Massachusetts Institute of Technology, where he conducted initial research on glucans prior to founding the Company.

     Dr. Easson is a founder of Alpha-Beta and has served as Executive Vice President, Treasurer, Clerk and a Director of the Company since March 1988 and as Chief Operating Officer since April 1991. Dr. Easson holds a Sc.D. degree in Biochemical Engineering from the Massachusetts Institute of Technology, where he developed carbohydrate engineering principles for bacterial polysaccharides prior to founding the Company. Dr. Easson serves as a Director of the Worcester Business Development Corporation and the University of Massachusetts Medical Center Foundation.

     Dr. Bleicher joined Alpha-Beta as Director of Clinical Affairs in 1993 from PAREXEL International Corporation, a large clinical research organization. In June 1994, Dr. Bleicher was promoted to Vice President, Clinical Affairs and Medical Director, and he has also served as Vice President of Strategic Technology Acquisition since April 1996. At PAREXEL he was Director of the Early Phase Services where he was responsible for clinical trials and strategic consulting for early-stage biotechnology companies. He holds an M.D. and Ph.D. from the University of Rochester School of Medicine and Dentistry.

     Dr. Cohen joined Alpha-Beta as Director of Quality in 1994 and has served as Vice President of Quality since December 1995. From February 1993 until she joined the Company, Dr. Cohen was Director of QA/QC at T Cell Sciences, Inc. From 1984 to 1993, Dr. Cohen was the Associate Director of Quality Operations at the Massachusetts Public Health Biologic Laboratories where she served as head of the QA and QC departments, and also had responsibility for Regulatory Affairs. Dr. Cohen holds a Ph.D. in Biochemistry from the University of Rochester.

     Ms. Evans joined Alpha-Beta as Director of Project Management in 1992 and has served as Vice President of Strategic and Operational Planning since January 1997. Prior to joining Alpha-Beta, Ms. Evans was Director of Project Management at Genetics Institute, Inc. During her 7 year tenure at Genetics Institute, Ms. Evans served as Project Manager for t-PA, Factor VIII and EPO. Ms. Evans holds a B.A. and M.A. in History from Smith College.

     Mr. Fiander joined Alpha-Beta as Vice President of Human Resources in 1994 from Mariner Health Care, where he served as Corporate Vice President of Human Resources. He previously held several senior human resource management positions at St. Luke's Health Foundation of Greater New Bedford, South Shore Health & Educational Foundation, and the American Red Cross Blood Services -- Northeast Region. Mr. Fiander holds a B.A. in Education from Boston College and an M.A. in Human Resource Management from Emmanuel College.

     Mr. Galliher joined the Company as Director of Manufacturing Development in 1993 and has served as Vice President of Manufacturing Development since December 1995. Prior to joining Alpha-Beta, Mr. Galliher was responsible for a variety of functions during his 12 year tenure at Biogen, Inc., including process engineering validation, process scale-up, bioprocess development, clinical manufacturing, and production plant design and startup. Mr. Galliher holds a B.S. in Biology from Boston University and an M.S. in Biochemical Engineering from the Massachusetts Institute of Technology.

     Mr. Grassam joined Alpha-Beta as Vice President of Operations in 1993 from Serono Laboratories, Inc. where he was Vice President of Operations. He was previously Vice President of Immunex Manufacturing Corporation where he was responsible for the start-up and licensing of a commercial facility to manufacture GM-CSF. Mr. Grassam has over 20 years of pharmaceutical experience in both the United States and Europe. He holds a Bachelors of Pharmacy degree from the University of London.

     Dr. Mackin joined Alpha-Beta in 1992 as a Senior Scientist in the Biology Department and was named Vice President, Biology Research & Development in January 1997. Previously, Dr. Mackin was a Senior Scientist engaged in immune-based drug discovery efforts for 9 years at E.I. du Pont de Nemours and Company and Dupont Merck Pharmaceutical Company. From 1980 to 1983, Dr. Mackin was a recipient of a National Arthritis Foundation postdoctoral fellowship at the University of Connecticut Health Center. Dr. Mackin holds a B.S. in Microbiology from the University of Illinois and a Ph.D. in Medical Microbiology and Immunology from the University of Illinois Medical School.

     Dr. Ostroff joined the Company in 1988 and has served as Vice President of Discovery Research since January 1995. Dr. Ostroff was previously Microbiology Group Leader at Genzyme Corporation from July 1984 to September 1988. Dr. Ostroff obtained his Ph.D. in Molecular Biology from the University of Delaware in 1982. He was the recipient of an American Cancer Society and NIH postdoctoral fellowship at University of Massachusetts Medical School from 1982 to 1984.

     Dr. Smith joined the Company as Director of Regulatory Affairs in 1993 and has served as Vice President of Regulatory Affairs since January 1997. Prior to joining Alpha-Beta, Dr. Smith played a major role in the development of recombinant erythropoietin at Johnson and Johnson. As Director of Development Operations, she led the group responsible for writing the technical sections of INDs and NDAs for both traditional and biotech pharmaceuticals. Dr. Smith holds a Ph.D. in Genetics from the University of Wisconsin, an M.S. in Genetics from Washington State University and a B.S. in Zoology from North Carolina State University.

     Dr. Canavan has been a Director of the Company since February 1994. Dr. Canavan was President of American Home Products Corp., a pharmaceutical manufacturer, from June 1990 until his retirement in February 1994. From September 1987 to June 1990, Dr. Canavan was the Executive Vice President of American Home Products Corp. and Chairman of Wyeth-Ayerst Laboratories. Dr. Canavan also serves as a Director of Magainin Pharmaceuticals.

     Mr. Hoff has been a Director of the Company since February 1992. Mr. Hoff was President and Chief Operating Officer of the Upjohn Company until his retirement in 1990. Mr. Hoff was employed by Upjohn for 39 years starting as a pharmaceutical sales representative in 1950. He became Vice President and General Manager of Pharmaceutical Operations in 1974 and President in 1984. Mr. Hoff also served as Chairman of the Pharmaceutical Manufacturers Association in 1987 and Chairman-elect in 1986. Mr. Hoff serves on the boards of MedImmune, Inc., Curative Technologies, Inc. and Pathogenesis, Inc.

     Dr. Levine has been a Director of the Company since October 1995. He has been the President and Chief Executive Officer of Memorial Health Care, Inc. (formerly The Medical Center of Central Massachusetts, Inc.) since 1990, and is a Professor of Medicine at the University of Massachusetts Medical School. He currently serves on the boards of the Worcester Polytechnic Institute, the Massachusetts Biotechnology Research Institute and the Massachusetts Hospital Association.

     Dr. Porter has been a Director of the Company since September 1991. He is the C. Roland Christensen Professor of Business Administration at Harvard Business School. Dr. Porter has served as a counselor on competitive strategy to many leading U.S. and international corporations, including AT&T, Credit Suisse First Boston, Procter & Gamble and Royal Dutch Shell. Dr. Porter joined the Harvard faculty in 1973. He received a Ph.D. in Business Economics from Harvard University and an M.B.A. from Harvard Business School.

Dr. Porter also serves as a Director of ThermoQuest Corporation, Parametric Technology, Inc. and Falcon Drilling Company, Inc.

BOARD MEETINGS, COMMITTEES, ATTENDANCE AND FEES

     The Board of Directors held six regularly scheduled meetings and two special meetings during the 1996 fiscal year. The Board has a compensation committee (the "Compensation Committee") and an audit committee (the "Audit Committee"), each of which is discussed below. The Board does not have a nominating committee. Each of the incumbent Directors attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and the committees of which he was a member which were held during the period he was a Director or committee member.

COMPENSATION COMMITTEE

     This committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for management level employees and scientific consultants to the Company, in addition to administering the Company's 1988 Stock Option and Grant Plan. See "Report of Executive Compensation Committee." The Compensation Committee held one meeting during the 1996 fiscal year.

     The committee members are Dr. Canavan and Mr. Hoff.

AUDIT COMMITTEE

     This committee is responsible for reviewing the results and scope of the audit and examination reports of the independent auditors and for reviewing the letters to management prepared by the independent auditors. The Audit Committee held two meetings during the 1996 fiscal year.

     The committee members are Mr. Hoff, Dr. Levine and Dr. Porter.

ELECTION AND COMPENSATION OF DIRECTORS

     All of the Directors are elected by the stockholders of the Company. There are no existing understandings or arrangements regarding the election or nomination for election of any of the Directors. Each of the non-employee Directors receives a director fee of $10,000 per annum and up to $1,000 for each Board and committee meeting he attends. In lieu of a director fee, each Director may elect to receive stock options with a fair market value equal to the director fee as determined by the Black-Scholes option pricing model, an accepted model for stock option valuation. Each non-employee Director is also eligible to participate in the Alpha-Beta Technology, Inc. 1988 Stock Option and Grant Plan and will be eligible to participate in the Alpha-Beta Technology, Inc. 1997 Stock Option and Grant Plan if such plan is approved by the stockholders at the Annual Meeting. See "Proposal II -- Approval of the Alpha-Beta Technology, Inc. 1997 Stock Option and Grant Plan."

EXECUTIVE COMPENSATION

     The following tables set forth (a) the compensation paid or accrued by the Company's Chief Executive Officer and four other most highly-compensated executive officers of the Company for the year ended December 31, 1996 (the "Named Executive Officers") for services rendered to the Company in all capacities during the fiscal years ended December 31, 1996, 1995 and 1994, and
(b) certain information related to stock options held by such individuals at December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                          -------------------------------------
                                           ANNUAL COMPENSATION                     AWARDS
                                     --------------------------------     -------------------------
                                                               OTHER                     SECURITIES     PAYOUTS       ALL
                                                              ANNUAL      RESTRICTED     UNDERLYING     -------      OTHER
                                                              COMPEN-        STOCK        OPTIONS/       LTIP       COMPEN-
    NAME AND PRINCIPAL                SALARY       BONUS      SATION       AWARD(S)         SARS        PAYOUTS     SATION
         POSITION           YEAR       ($)          ($)         ($)           ($)           (#)           ($)         ($)
--------------------------  ----     --------     -------     -------     -----------    ----------     -------     -------
Spiros Jamas..............  1996     $242,000     $40,000        none        none          80,000        none        none
President, Chief Executive  1995      220,000      17,600        none        none          65,250        none        none
Officer and Director        1994      220,000        none        none        none            none        none        none
D. Davidson Easson,
  Jr. ....................  1996      176,000      30,000        $557(1)     none          40,000        none        none
Executive Vice President,   1995      160,000      12,800       2,414(1)     none          42,250        none        none
Treasurer, Clerk,           1994      160,000        none        none        none            none        none        none
Chief Operating Officer
and Director

Paul A. Bleicher..........  1996      186,250      35,000       3,784(1)     none          45,000        none        none
Vice President, Clinical    1995      165,000      13,200       3,095(1)     none          35,300        none        none
Affairs and Strategic       1994      143,500      10,000       2,167(1)     none          12,000        none        none
Technology Acquisition and
Medical Director

Peter H. Grassam..........  1996      178,500      25,000         707(1)     none          20,000        none        none
Vice President, Operations  1995      171,000      11,970         727(1)     none          33,700        none        none
and General Manager,        1994      171,000        none      54,336(2)     none          20,000        none        none
Smithfield Site

Augustine Lawlor(4).......  1996      156,600      25,000       3,534(1)     none          20,000        none        none
Vice President, Finance
  and                       1995      150,000      12,000      10,686(3)    $19,500        52,800        none        none
Chief Financial Officer     1994         none        none        none        none            none        none        none

---------------
(1) The amounts shown represent amounts paid for certain tax planning and advice.

(2) The amount shown represents an amount reimbursed for the payment of housing and related relocation expenses.

(3) The amount shown represents an amount reimbursed for the payment of certain taxes related to a restricted stock grant.

(4) Mr. Lawlor resigned as an officer of the Company as of February 28, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                         VALUE
                                      ---------------------------------------     AT ASSUMED ANNUAL RATES
                                      % OF TOTAL                                      OF STOCK PRICE
                                       OPTIONS                                         APPRECIATION
                                      GRANTED TO     EXERCISE OR                    FOR OPTION TERM(1)
                           OPTIONS    EMPLOYEES      BASE PRICE      EXPIRATION   -----------------------
NAME                       GRANTED     IN 1996         ($/SH)          DATE        5%($)         10%($)
-------------------------  ------     ----------     -----------     --------     --------     ----------
Spiros Jamas.............  80,000        14.35%        $  9.63       12/27/06     $484,500     $1,227,819
D. Davidson Easson, Jr...  40,000         7.17            9.63       12/27/06      242,250        613,910
Paul A. Bleicher.........  25,000         4.48           12.50       04/01/06      196,530        498,045
                           20,000         3.59            9.63       12/27/06      121,125        306,955
Peter H. Grassam.........  20,000         3.59            9.63       12/27/06      121,125        306,955
Augustine Lawlor.........  20,000         3.59            9.63       05/28/97        3,927          7,746

---------------
(1) Represents the value of the options granted at the end of the option terms if the price of the Company's Common Stock were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. If the stock price appreciates, the value of stock held by all shareholders will increase.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF
                                                               SECURITIES                     VALUE OF
                                                               UNDERLYING                    UNEXERCISED
                                                               UNEXERCISED                  IN-THE-MONEY
                                                               OPTIONS AT                    OPTIONS AT
                             SHARES                          FISCAL YEAR-END             FISCAL YEAR-END(1)
                            ACQUIRED        VALUE       -------------------------     -------------------------
NAME                       ON EXERCISE     REALIZED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
-------------------------  -----------     --------     -------------------------     -------------------------
Spiros Jamas.............       none            n/a          105,091/103,790              $ 190,353/149,161
D. Davidson Easson, Jr...       none            n/a            63,774/57,454                 143,734/88,696
Paul A. Bleicher.........       none            n/a            49,650/64,650                  64,910/79,154
Peter H. Grassam.........     11,250       $ 36,563            42,600/59,850                  42,466/85,994
Augustine Lawlor.........       none            n/a            11,200/61,600                  18,672/81,096

---------------
(1) All information provided is with respect to stock options. No SARs have been issued by the Company. The dollar values have been calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options. The fair market value of unexercised in-the-money options was calculated on the basis of the closing price per share for Common Stock on The Nasdaq National Market of $10.56 on December 31, 1996.

EMPLOYMENT AGREEMENTS

     Pursuant to an employment letter with the Company, Dr. Ostroff is entitled to up to three months' salary and benefits if the Company terminates his employment without cause. In connection with their initial offers of employment with the Company, Mr. Lawlor was granted an option to purchase 40,000 shares of Common Stock at a per share exercise price of $9.75, Mr. Grassam was granted an option to purchase 40,000 shares of Common Stock at a per share exercise price of $22.50 and Dr. Bleicher was granted an option to purchase 22,000 shares of Common Stock at a per share exercise price of $27.00. Mr. Lawlor and Mr. Grassam also were granted 2,000 shares of restricted Common Stock each which vested in June 1995 and June 1994, respectively. Pursuant to an employment letter with the Company, Mr. Grassam is entitled to four months' salary and health care insurance if the Company terminates his employment without cause.

     The Company has an employment agreement with Mr. Christensen pursuant to which Mr. Christensen serves as Chairman of the Board and must commit a minimum of one half of his business time to Alpha-Beta matters. Mr. Christensen currently receives an annual salary of $118,000. In addition to his salary, the agreement provides for the sale, subject to certain vesting conditions (which conditions have previously been met), of 44,000 shares of Common Stock to Mr. Christensen at a purchase price of $.51 per share and the issuance of options, subject to certain vesting conditions, for the purchase of 88,000 shares of Common Stock at an exercise price of $.51 per share. 44,000 of such option shares have vested and the remainder shall vest, subject to certain conditions, on December 31, 1998, subject to acceleration upon consummation of certain corporate and financing transactions. The agreement also provides for the payment of cash bonuses of up to 0.5% of the cumulative net proceeds received by the Company from certain joint ventures, strategic alliances and private placements.

REPORT OF EXECUTIVE COMPENSATION COMMITTEE

  The Compensation Committee

     The Compensation Committee currently consists of Mr. Hoff and Dr. Canavan. The Compensation Committee's responsibilities include: (i) reviewing the performance of the Chief Executive Officer and the other executive officers of the Company and making recommendations as to their cash and equity-based compensation and benefits; (ii) issuing options and stock grants under the Company's 1988 Stock Option and Grant Plan (hereinafter the "1988 Option Plan"); and (iii) making recommendations as to the compensation policies for the Company's non-officer employees.

  Overall Objectives and Executive Compensation Philosophy

     The overall objectives of the Compensation Committee are to set the Company's executive compensation policies and programs for the Company's senior management so as to ensure that executive compensation is appropriately tied to the Company's performance and that the Company is capable of attracting, retaining and motivating executive officers and other key employees. The Compensation Committee established the following principles by which to achieve its overall objectives. First, the Compensation Committee determined that executive officer base salaries should, in general, be set at levels which are at or slightly below industry averages. Second, the Company's executive officers should be eligible for performance-based annual cash bonuses which are conditioned upon significant achievement by both the Company and the individual. Third, the Compensation Committee determined that it is appropriate to grant stock options on a discretionary basis to ensure that key executives are properly motivated in terms of future performance. The Compensation Committee also believes that any such stock option or other equity-based compensation should involve long-term vesting to encourage long-term tenure and enhancement of shareholder value.

     Upon the Compensation Committee's recommendations, the Company has adopted a policy by which the performance and compensation of all executive officers and key employees are reviewed annually at each calendar year end. In connection with such review, the annual salary of such executive officers and other key employees for the upcoming fiscal year is adjusted based upon a review of their performance during the previous fiscal year, any new roles or responsibilities undertaken during that year, a comparison of the Company's compensation packages to those of comparable companies and consideration of the Company's performance and financial condition. As part of the annual review, any annual cash bonus awards would also be made on the basis of previously-established performance guidelines and any annual stock option or grant awards would be made.

     For its 1996 annual compensation review, the Compensation Committee used a comparison group of public biotechnology companies based upon company size. All compensation data for this peer group was derived from a 1995 survey performed by an independent compensation consulting agency. The Compensation Committee also used a similar 1996 survey for the purposes of determining bonuses to be paid for 1996. The members of the Compensation Committee also relied upon their knowledge of the biotechnology industry and the general salary levels paid by public biotechnology companies.

  Base Salary

     The Compensation Committee adjusted 1996 annual salaries for each of the Company's executive officers. Such adjustments reflect an average increase for the executive officer group of 8.6 percent. As part of these adjustments, two officers who were promoted to vice president received salary adjustments significantly greater than the average increase. In making these adjustments, the Compensation Committee considered the fact that base compensation for the Company's executive officers had not been increased in 1995 over 1994 levels, and that the executive compensation survey used by the Committee concluded that the Company's annual salaries were less than the competitive norm.

  Annual Bonus

     The Company previously established an annual bonus program for the executive officers and key employees of the Company. Under this program, the executive officers and key employees are eligible for annual bonuses based upon the Committee's subjective assessment of each individual's attainment of his or her performance goals as well as the Committee's assessment of the Company's overall performance.

     For 1996, the Compensation Committee determined to award cash and option bonuses to executive officers. In awarding bonuses, the Compensation Committee considered the Company's attainment of significant milestones, including achievements in clinical trials, research and development, and manufacturing, as well as a successful equity financing. The Compensation Committee also considered the fact that the executive compensation survey used by the Committee concluded that the Company's overall cash compensation was, on average, approximately 14% less than the competitive market average.

  Stock Options

     Under the 1988 Option Plan, stock options are granted to Directors, officers, other employees, scientific advisers and consultants and other key persons. In general, stock options are granted to the Company's executive officers at the time of their hire, annually as part of the Compensation Committee's year-end review and at such other times as the Compensation Committee may deem appropriate, such as a promotion. The Compensation Committee bases its stock option award decisions upon its comparison of comparable biotechnology companies, its assessment of an individual's performance and importance to the Company and its determination that valued employees should have a significant amount of unvested options as a long-term incentive.

     Stock options are designed to align the interest of executives with those of the shareholders. Stock options are granted to executive officers with an exercise price equal to the fair market value of the common stock on the date of grant and usually vest between three and five years. This approach is designed to incentivize the executives to create long-term shareholder value, since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

     As part of its 1996 annual compensation review, the Compensation Committee determined to award an aggregate of 440,000 stock options to various executive officers and director-level and associate director-level employees of the Company at year-end as part of the bonus program described above. In determining the number of option shares granted to individual executive officers, the Compensation Committee considered the fact that the executive compensation survey used by the Committee concluded that, for most senior level positions of the Company, the amount of stock options granted was less to significantly less than the competitive norm. The Committee also considered the factors described above for the bonus program.

  CEO Compensation

     As discussed above, consistent with its treatment of the Company's other executive officers, the Compensation Committee determined to increase Dr. Jamas' annual salary for 1996 to $242,000. This salary level represents 76% of the average 1996 annual base salary paid to chief executive officers in the comparable group of public biotechnology companies used by the Compensation Committee. In addition, Dr. Jamas received a cash bonus of $40,000 as a year-end 1996 bonus. Dr. Jamas also received stock options for 80,000 shares. Dr. Jamas' total cash compensation represents 62% of the average total cash compensation of chief executive officers compared with the survey group. In awarding a 1996 bonus, the Compensation Committee credited Dr. Jamas' leadership in helping to achieve the significant milestones referenced above.

     The Members of the Compensation Committee:

          Bernard Canavan
          Lawrence C. Hoff

     The report of the Compensation Committee shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's Annual Report on Form 10-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Dr. Canavan and Mr. Hoff. Neither of these individuals is or formerly was an officer or employee of the Company or has any other material business relationship or affiliation with the Company, except his service as a Director.

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the quarterly cumulative total stockholder return on the Company's Common Stock against the cumulative return of the NASDAQ Composite Index and the American Stock Exchange ("AMEX") Biotech Index, for the period commencing on the first trading day of the Company's Common Stock, October 16, 1992, and ending on December 31, 1996. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 on October 16, 1992 and that all dividends were reinvested.

                             [PERFORMANCE GRAPH]




                                10/16/92  12/31/92  3/31/93   6/30/93  9/30/93  12/31/93  3/31/94  6/30/94  9/30/94  12/31/94

Alpha-Beta Technology            100.00    197.00    234.00   313.00   338.00    403.00   269.00   134.00   167.00   109.00

AMEX Biotech Index               100.00    123.00     82.00    82.00    79.00     82.00    65.00    57.00    64.00    58.00

NASDAQ Composite                 100.00    116.00    117.00   119.00   129.00    132.00   126.00   120.00   130.00   127.00


                                 3/31/95   6/30/95  9/30/95  12/31/95  3/31/96   6/30/96   9/30/96  12/31/96
Alpha-Beta Technology             94.00     62.00    102.00   155.00   156.00    111.00   134.00   132.00

AMEX Biotech Index                95.00     81.00     64.00    55.00    96.00    100.00   100.00   102.00

NASDAQ Composite                 178.00    177.00    158.00   139.00   187.00    201.00   208.00   218.00


PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth, to the best knowledge and belief of the Company, certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1997 by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of the Company's Directors, (iii) each of the Named Executive Officers and (iv) all of the Company's executive officers and Directors as a group. Except as indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to the shares of Common Stock indicated.

                     DIRECTORS, EXECUTIVE                           SHARES             PERCENTAGE
                 OFFICERS AND 5% STOCKHOLDERS               BENEFICIALLY OWNED(1)       OF CLASS
    ------------------------------------------------------  ----------------------     ----------
    State of Wisconsin Investment Board(2)................         1,610,000              9.62%
      P.O. Box 7842
      Madison, WI 53707
    The Capital Group Companies, Inc.(3)..................           965,000              5.76%
      333 South Hope Street
      Los Angeles, CA 90071
    Wellington Management Company, LLP(4).................           876,500              5.23%
      75 State Street
      Boston, MA 02109
    Spiros Jamas, Sc.D.(5)................................           582,723              3.46%
    D. Davidson Easson, Jr., Sc.D.(6).....................           394,888              2.35%
    Gustav A. Christensen(7)..............................           171,458              1.02%
    Peter H. Grassam(8)...................................            48,725              *
    Paul A. Bleicher, M.D., Ph.D.(9)......................            60,275              *
    Augustine Lawlor(10)..................................            10,709              *
    Michael E. Porter, Ph.D.(11)..........................            61,245              *
    Lawrence C. Hoff(12)..................................            26,000              *
    Bernard Canavan, M.D.(13).............................            28,000              *
    Peter H. Levine, M.D.(14).............................             4,500              *
    All Directors and executive officers as a group (14
      persons)(15)........................................         1,593,943              9.16%

---------------
* Less than 1%

(1) The numbers and percentages include shares of Common Stock issuable upon exercise of certain outstanding options as described in the footnotes below.

(2) As reported in Amendment No. 3 to a Schedule 13G dated January 16, 1997 and filed with the Securities and Exchange Commission.

(3) As reported in Amendment No. 2 to a Schedule 13G dated February 12, 1997 and filed with the Securities and Exchange Commission.

(4) As reported in a Schedule 13G dated January 15, 1997 and filed with the Securities and Exchange Commission.

(5) Represents 467,154 shares of Common Stock and 115,569 shares of Common Stock that Dr. Jamas may acquire upon the exercise of options exercisable within 60 days after March 31, 1997. This also includes 25,492 shares of Common Stock owned by Dr. Jamas' mother as to which Dr. Jamas disclaims beneficial ownership.

(6) Represents 324,422 shares of Common Stock and 70,466 shares of Common Stock that Dr. Easson may acquire upon the exercise of options exercisable within 60 days after March 31, 1997. This also includes 47,632 shares of Common Stock owned by Dr. Easson's children, as to all of which Dr. Easson disclaims beneficial ownership.

(7) Represents 73,819 shares of Common Stock and 97,639 shares of Common Stock that may be acquired by Mr. Christensen upon the exercise of options exercisable within 60 days after March 31, 1997.

(8) Represents 500 shares of Common Stock and 48,225 shares of Common Stock that may be acquired by Mr. Grassam upon the exercise of options exercisable within 60 days after March 31, 1997.

(9) Represents 60,275 shares of Common Stock that may be acquired by Dr. Bleicher upon the exercise of options exercisable within 60 days after March 31, 1997.

(10) Mr. Lawlor resigned as an officer of the Company as of February 28, 1997.

(11) Represents 46,000 shares of Common Stock and 15,245 shares of Common Stock that may be acquired by Dr. Porter upon the exercise of options exercisable within 60 days after March 31, 1997.

(12) Represents 18,000 shares of Common Stock and 8,000 shares of Common Stock that may be acquired by Mr. Hoff upon the exercise of options exercisable within 60 days after March 31, 1997.

(13) Represents 1,000 shares of Common Stock and 27,000 shares of Common Stock that may be acquired by Dr. Canavan upon the exercise of options exercisable within 60 days after March 31, 1997.

(14) Represents 4,000 shares of Common Stock that may be acquired by Dr. Levine upon the exercise of options exercisable within 60 days after March 31, 1997, and 500 shares of Common Stock owned by Dr. Levine's wife, as to which Dr. Levine disclaims beneficial ownership.

(15) Includes 651,839 shares of Common Stock issuable upon the exercise of options exercisable within 60 days after March 31, 1997.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and The Nasdaq National Market. Officers, Directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were satisfied.

           PROPOSAL II -- APPROVAL OF THE ALPHA-BETA TECHNOLOGY, INC.
                        1997 STOCK OPTION AND GRANT PLAN

     The Board adopted the Alpha-Beta Technology, Inc. 1997 Stock Option and Grant Plan (the "1997 Option Plan") on April 23, 1997 to provide for an adequate number of shares of Common Stock available for grant by the Company, as options may no longer be granted under the 1988 Option Plan after March 3, 1998. As in the case of the 1988 Option Plan, the 1997 Option Plan is intended to promote the interests of the Company by providing incentives to attract, motivate and retain the services of highly qualified persons necessary to the Company's future growth and success. The Directors believe that the 1997 Option Plan is in the best interests of the Company and recommend its approval by stockholders. As of April 23, 1997, no awards have been granted under the 1997 Option Plan.

     As of March 31, 1997, the Company had granted options pursuant to the 1988 Option Plan to purchase an aggregate of 2,371,252 shares of Common Stock at a weighted average exercise price of $8.32 per share, of which options to purchase 891,920 shares were then exercisable. During 1996, Incentive Options (as defined below) to purchase an aggregate of 557,588 shares of Common Stock were granted to certain employees, officers and Directors of the Company at a weighted average exercise price of $9.75 per share. During 1996, Non-Qualified Options (as defined below) to purchase an aggregate of 8,448 shares of Common Stock were granted to certain employees, officers and Directors of the Company at a weighted average exercise price of $12.12 per share.

     As of March 31, 1997, a total of 392,886 options granted pursuant to the 1988 Option Plan had been exercised. As of March 31, 1997, a total of 158,461 shares were available for future option grants or outright grants under the 1988 Option Plan. Based solely upon the closing price of the Company's Common Stock on March 31, 1997, the maximum aggregate market value of the Common Stock underlying the options outstanding and eligible for issuance under the 1988 Option Plan was $20,263,086.

     A total of (i) 837,165 shares of Common Stock plus (ii) 5 percent of the total number of shares of Common Stock issued by the Company after December 31, 1996 have been reserved for issuance under the 1997 Option Plan, subject to certain limitations on the number of shares of stock that may be the subject of outright grants and Incentive Stock Options under the 1997 Option Plan. Based solely upon the closing price of the Company's Common Stock as reported by The Nasdaq National Market on April 16, 1997, the maximum aggregate market value of the securities to be issued under the 1997 Option Plan is $7,325,194. The total number of shares available under the 1997 Option Plan will be subject to adjustment upon the occurrence of a stock dividend, stock split or other change affecting the Common Stock. The 1997 Option Plan also provides that stock options with respect to no more than 200,00 shares of Common Stock may be granted to any one individual in any one calendar year. The shares of Common Stock issued by the Company under the 1997 Option Plan may be authorized but unissued shares, or shares reacquired by the Company. To the extent that awards under the 1997 Option Plan do not vest or otherwise revert to the Company, the shares of Common Stock represented by such awards may be the subject of subsequent awards.

     The Company is seeking stockholder approval and ratification of the 1997 Option Plan in accordance with the requirements of The Nasdaq National Market and in order to permit grants of stock options and unrestricted stock under the 1997 Option Plan. Options and other awards will not be granted under the 1997 Option Plan unless and until the 1997 Option Plan is approved by stockholders (or will be granted subject to stockholder approval).

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 1997 OPTION PLAN.

SUMMARY OF THE 1997 OPTION PLAN

     The following description of certain features of the 1997 Option Plan is intended to be a summary only. The summary does not purport to be complete and is qualified in its entirety by reference to the 1997 Option Plan, the full text of which is attached hereto as Appendix A.

     Plan Administration; Eligibility. The 1997 Option Plan is administered by the Board or by a committee appointed by the Board. All members of such committee must be "Non-Employee Directors" as that term is defined under the rules promulgated by the Securities and Exchange Commission under the Exchange Act, and "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. The Board or authorized committee will interpret and make any determination under the 1997 Option Plan regarding any options or stock granted thereunder.

     Persons eligible to participate in the 1997 Option Plan are officers, employees, Directors who are not also employees of the Company or any subsidiary ("Independent Directors"), consultants, advisors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business ("Eligible Persons"), as selected from time to time by the Compensation Committee. The Compensation Committee has full power to select from among the Eligible Persons the individuals to whom awards will be granted, to make any combination of awards to such individuals, and to determine the specific terms and conditions of each award, subject to the provisions of the 1997 Option Plan.

     The Compensation Committee, in its discretion, may delegate to the Chief Executive Officer of the Company part of the Compensation Committee's authority and duties with respect to the granting of awards to individuals who are not subject to Section 16 of the Exchange Act and are not "covered employees" within the meaning of Section 162(m) of the Code.

     Stock Options. The 1997 Option Plan permits the grant of options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Code and options that do not so qualify ("Non-Qualified Options"). The option exercise price of each Incentive Option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant. The option exercise price of each Non-Qualified Option shall be determined by the Compensation Committee at the time of grant.

     In lieu of a director fee, an Independent Director may elect to receive such fee in Non-Qualified Options with a fair market value equal to the director fee as determined by the Black-Scholes Option pricing model, an accepted model for stock option valuation.

     The term of each option will be fixed by the Compensation Committee and may not exceed ten years from date of grant in the case of an Incentive Option. The Compensation Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 1997 Option Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee.

     Upon exercise, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Compensation Committee or, if the Compensation Committee so permits, by delivery of shares of Common Stock already owned by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

     To qualify as Incentive Options, options must meet additional federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

     Amendments and Termination. The Board may at any time amend or discontinue the 1997 Option Plan and the Compensation Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no action may be taken which adversely affects any rights under outstanding options without the option holder's consent. Further, amendments to the 1997 Option Plan may be subject to approval by the Company's stockholders if and to the extent required by the Code, to preserve the qualified status of Incentive Options.

     Change of Control Provisions. The 1997 Option Plan provides that in the event of a dissolution or liquidation of the Company, a merger, reorganization or consolidation in which a majority of the outstanding voting power of the Company is acquired by a third-party or a sale to a third-party of all or substantially all of the Company's assets or Common Stock, options (whether or not otherwise exercisable) will be accelerated, unless provision is made in connection with such transaction for the assumption or substitution of awards by the successor or entity with appropriate adjustment to the number and kind of shares and, if appropriate, per share exercise prices.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

     The following is a summary of the principal federal income tax consequences of option grants under the 1997 Option Plan. It does not describe all federal tax consequences under the 1997 Option Plan, nor does it describe state or local tax consequences.

     Incentive Options. Under the Code, an employee generally will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until after the later of (a) two years from the date the option was granted and
(b) one year from the date shares were transferred to the employee, the entire gain, if any, recognized upon a sale or exchange of such shares should be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. The exercise of an Incentive Option, however, may result in alternative minimum tax liability for the employee. If an employee disposes of shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee will realize ordinary income in the year of disposition, and the Company generally will receive a corresponding deduction, in an amount generally equal to the excess of (1) the lesser of (x) the amount realized on the sale or exchange of such shares (if the disposition is by sale or exchange) and (y) the fair market value of the shares on the date the option was exercised over (2) the exercise price for the shares. Any additional gain recognized on the disposition should be treated as long-term or short-term capital gain and any loss generally will be treated as long-term or short-term capital loss, depending upon the holding period of the stock. A disqualifying disposition generally includes any sale, exchange, gift or transfer of legal title (other than by pledge) of shares during either of the holding periods described above. Special rules apply in certain cases, including transfer to the employee's spouse, transfer to the employee's former spouse incident to divorce, and transfer on death. Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of the Incentive Option.

     An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for federal income tax purposes; provided that in the case of termination by reason of disability, the three-month period is extended to one year, and in the case of death during employment or within three months after termination, the three-month limitation does not apply.

     Non-Qualified Options. There are no federal income tax consequences to either the optionee or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee generally has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company generally will be entitled to a federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee generally will recognize long-term or short-term capital gain or loss depending upon his or her holding period for such shares. Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

     Limitation on Company's Deductions. As a result of Section 162(m) of the Code, the Company's deduction for certain awards under the Plan may be limited to the extent that the Chief Executive Officer or other named executive officer whose compensation is required to be reported in the Summary Compensation Table receives compensation (other than performance-based compensation) in excess of $1 million a year.

NEW PLAN BENEFITS

     As of April 16, 1997, approximately 170 persons were eligible to participate in the 1997 Option Plan. The number of options and shares of stock to be granted under the 1997 Option Plan is undeterminable at this time as grants of awards under the 1997 Option Plan are subject to the discretion of the Compensation Committee.

                                 REQUIRED VOTE

     The presence in person or by proxy of at least a majority of the total number of outstanding shares of the Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting for the transaction of business. A quorum being present, Directors will be elected by a plurality of the votes cast on such matter by the holders of Common Stock entitled to vote on the election of Directors. A quorum being present, approval of the 1997 Option Plan requires the affirmative vote of a majority of the votes cast on such matter by the holders of Common Stock. In accordance with the provisions of Massachusetts law and the Company's Articles of Organization and By-Laws, the Company will treat abstentions and broker non-votes as present at the Annual Meeting solely for purposes of determining whether or not a quorum exists. Accordingly, abstentions and broker non-votes will not be considered to be voting on the matters as to which such abstentions or broker non-votes exist and, thus, will not be counted in determining whether such matters have been approved by a plurality of votes cast, in the case of the election of Directors, or a majority of votes cast, in the case of the proposal to approve the 1997 Option Plan, by the stockholders who are voting on such matters.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Management has selected the firm of Arthur Andersen LLP, independent certified public auditors, to serve for the fiscal year ending December 31, 1997. Arthur Andersen LLP has served as the Company's independent accountants since the fiscal year ended 1988.

     A representative of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders and will be given the opportunity to make a statement if he or she so desires. The representative of Arthur Andersen LLP also will be available to respond to appropriate shareholder questions.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters to be presented for action at the Annual Meeting. If any other matters shall be brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

     In order for a proposal by a stockholder to be included in the Board of Directors' Proxy Statement for the Company's Annual Meeting in 1998, it must be received at the Company's principal executive offices in Worcester on or before December 21, 1997. Such a proposal must also comply with the requirements as to form and substance established by applicable laws and regulations in order to be included in the Proxy Statement and should be directed to the Clerk of the Company.

     In addition, the By-Laws of the Company provide that a stockholder must give written notice to the Clerk of the Company of any nominees for Directors and any proposals the stockholder intends to make at the annual meeting. To be timely for the Annual Meeting of Stockholders to be held in 1998, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company no later than March 29, 1998 nor earlier than January 28, 1998; provided, however, in the event that an annual meeting is scheduled to be held on a date earlier than April 28, 1998 or later than July 27, 1998, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the scheduled date of such annual meeting and not later than the close of business on the later of the 60th day prior to the scheduled date of such annual meeting or the 10th day following the first date on which the date of the annual meeting is publicly disclosed.

                                          D. DAVIDSON EASSON, JR.,
                                          Clerk

                                                                      APPENDIX A

                          ALPHA-BETA TECHNOLOGY, INC.
                        1997 STOCK OPTION AND GRANT PLAN

SECTION 1. General Purpose of the Plan; Definitions

     The name of the plan is the Alpha-Beta Technology, Inc. 1997 Stock Option and Grant Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Independent Directors (as defined below), consultants, advisors and other key persons of Alpha-Beta Technology, Inc. (the "Company") and its Subsidiaries (as defined below) upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     "Act" means the Securities Exchange Act of 1934, as amended.

     "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options and outright grants of Stock under the Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "Committee" has the meanings specified in Section 2.

     "Director Fees" are defined in Section 5(b).

     "Fair Market Value" of the Stock on any given date means (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported; or (ii) if the Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System, the Fair Market Value on any date shall not be less than the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported; or (iii) if the Stock is not publicly traded on a securities exchange or traded in the over-the-counter market or, if traded or quoted, there are no transactions or quotations within the last ten trading days or trading has been halted for extraordinary reasons, the Fair Market Value on any given date shall be determined in good faith by the Committee with reference to the rules and principles of valuation set forth in Section 20.2031-2 of the Treasury Regulations.

     "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     "Independent Director" means a member of the Board who is not also an employee of the Company or any Subsidiary.

     "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

     "Stock" means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

     "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

SECTION 2. Administration of Plan; Committee Authority to Select Participants
           and Determine Awards

     (a) Committee. The Plan shall be administered by the Board of Directors of the Company, or at the discretion of the Board by a committee of the Board of not less than two "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3)(i) under the Act, or any successor definition under said rule. Each member of the Committee shall be an "Outside Director" within the meaning of
Section 162(m) of the Code and the regulations promulgated thereunder. All references herein to the Committee shall be deemed to refer to the entity then responsible for administration of this Plan at the relevant time (i.e., either the Board of Directors or a committee of the Board, as applicable).

     (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the officers, employees, Independent Directors, consultants, advisors and key persons of the Company and its Subsidiaries to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options or Stock, or any combination of the foregoing, granted under the Plan to any one or more participants;

          (iii) to determine the number of shares of Stock to be covered by any Award;

          (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

          (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration;

          (vi) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

          (vii) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

          (viii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

          (ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

     (c) Delegation of Authority to Grant Awards. The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee's authority and duties with respect to the granting of Stock Options at Fair Market Value, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code. Any such delegation by the Committee shall include a limitation as to the amount of Stock Options that may be granted each year. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

SECTION 3. Stock Issuable under The Plan; Mergers; Substitution

     (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan (whether pursuant to outright grants or options) shall be such aggregate number of shares of Stock as does not exceed the sum of (i) 837,165 shares; plus (ii) as of each June 30 and December 31 after December 31, 1996, an additional positive number equal to five percent (5%) of the shares of Stock issued by the Company during that six month period; provided, however, that the maximum number of shares of Stock for which Incentive Stock Options may be granted under the Plan shall not exceed 837,165 shares, and the maximum number of shares of stock which may be the subject of outright grants shall not exceed 100,000 shares. For purposes of the foregoing limitations, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated shall be added back to the shares of Stock available for issuance under the Plan. Stock Options with respect to no more than 200,000 shares of Stock may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

     (b) Recapitalizations. Subject to Section 3(c), if, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company or any successor company, or additional shares or new or different shares or other securities of the Company or any successor Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

     (c) Mergers and Other Transactions. In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which a majority of the outstanding voting power of the

Company is acquired by another person or entity (other than a holding company formed by the Company), (iii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a "Transaction"), the Plan and all Awards granted hereunder shall terminate upon the effectiveness of the Transaction, unless provision is made in connection with the Transaction for the assumption of Awards heretofore granted, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above. In the event of such termination, each optionee shall be permitted, within a specified period determined by the Committee, to exercise all outstanding Options held by such optionee whether or not otherwise exercisable during such period, subject to the consummation of the Transaction.

     (d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4. Eligibility

     Participants in the Plan will be such full and part-time officers and other employees, Independent Directors, consultants, advisors and other key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee, in its sole discretion.

SECTION 5. Stock Options

     Any Stock Option granted under the Plan shall be pursuant to a stock option agreement which shall be in such form as the Committee may from time to time approve. Option agreements need not be identical.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code, including members of the Board who are also employees of the Company or any such Subsidiary. Non-Qualified Stock Options may be granted to officers, employees, Independent Directors, consultants, advisors and other key persons of the Company and its Subsidiaries. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

     No Incentive Stock Option shall be granted under the Plan after April 23, 2007.

     (a) Terms of Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (i) Exercise Price. The exercise price per share for the Stock covered by an Incentive Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the
     Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date. The purchase price per share of Stock covered by a Non-Qualified Stock Option shall be determined by the Committee at the time of grant and shall not be subject to the restrictions described in the preceding two sentences.

          (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

          (iii) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date; provided, however, that Stock Options granted in lieu of cash compensation shall be exercisable in full as of the grant date. The minimum number of shares with respect to which an option may be exercised at any one time shall be one hundred (100) shares, or such lesser number as is subject to exercise under the Stock Option at the time. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

             (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

             (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee free of such restrictions for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

             (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

     Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of law.

          (v) Termination. Stock Options shall terminate at such times as are specified in the relevant Award.

          (vi) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

     (b) Grant of Options in Lieu of Director Fees. Each Independent Director may, pursuant to a written election delivered to the Company, receive all of such Independent Director's cash retainer and other cash fees payable to such Independent Director in respect of his or her attendance at any meetings of the Board or any committee thereof ("Director Fees") in the form of Non-Qualified Stock Options to purchase such number of shares of Stock having a present value equal to the amount of such Director Fees as shall be determined in accordance with the Black-Scholes option pricing model on the date or dates the Director Fees would otherwise be paid in cash. All Non-Qualified Stock Options granted under this Section 5(b) shall have a per share exercise price which is equal to the per share Fair Market Value of the Stock on the date such Non-Qualified Stock Options are granted. The Committee, in its discretion, may grant additional Non-Qualified Stock Options to Independent Directors.

     (c) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in an option agreement that the optionee may transfer, without consideration for the transfer, his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners; or to charitable organizations; provided, however, that the transferee agrees in writing with the Company to be bound by the terms and conditions of this Plan and the applicable Option Agreement.

SECTION 6. Grants of Stock

     Grants of Stock may be made to any officers, employees, Independent Directors, consultants, advisors and other key persons of the Company and its Subsidiaries. As a condition precedent to the grant of Stock to any grantee under the Plan, the grantee shall grant to the Company such repurchase rights on the Stock which is the subject of the grant as the Committee shall deem necessary or appropriate. The Committee may also impose such other terms and conditions on the grant of any Stock under the Plan as it may determine.

SECTION 7. Tax Withholding

     (a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) Payment in Stock. Subject to approval by the Committee, a participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 8. Transfer, Leave of Absence, Etc.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 9. Amendments and Termination

     The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. The Committee may provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders who are eligible to vote at a meeting of stockholders.

SECTION 10. Status of Plan

     With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.

SECTION 11. General Provisions

     (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 12. Effective Date of Plan

     This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 13. Governing Law

     This Plan shall be governed by Massachusetts law except to the extent such law is preempted by federal law.

DATE APPROVED BY BOARD OF DIRECTORS: April 23, 1997

DATE APPROVED BY STOCKHOLDERS:

                                                                      1118-PR-97

                           ALPHA-BETA TECHNOLOGY, INC.

                    Proxy for Annual Meeting of Stockholders

                                  May 28, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         THE UNDERSIGNED hereby appoints Spiros Jamas, D. Davidson Easson, Jr. and William D. Romeo, and each of them, proxies, with full power of substitution, to represent and vote all shares of the Common Stock, $.01 par value, of Alpha-Beta Technology, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's offices at One Innovation Drive, Worcester, MA 01605 at 11:00 A.M., local time, and at any adjournments and postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, dated April 25, 1997.

         THIS PROXY WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSED ELECTION OF DIRECTORS AND FOR THE PROPOSED APPROVAL OF THE COMPANY'S 1997 STOCK OPTION AND GRANT PLAN. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                                       SEE REVERSE
                                                          SIDE



                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

/X/   PLEASE MARK VOTES
      AS IN THIS EXAMPLE.



THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS LISTED BELOW. THE PROXIES ARE INSTRUCTED TO VOTE AS FOLLOWS:

1.  Proposal to elect the following persons as Class II Directors:

NOMINEES:    D. Davidson Easson, Jr. and Bernard Canavan

                     FOR              WITHHELD

                     / /                 / /


                                            MARK HERE       / /
                                            FOR ADDRESS
                                            CHANGE AND
                                            NOTE BELOW

/ /  ---------------------------------------
     For both nominees except as noted above




2.  Approval of the Company's 1997
    Stock Option and Grant Plan.             FOR        AGAINST        ABSTAIN

                                             / /          / /            / /


THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT WITH RESPECT THERETO AND THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1996, AND HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

(Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. It is requested that corporation proxies be signed by the President or Vice
President and the Secretary or Assistant Secretary.)


Signature:                                 Date:
          ----------------------------          --------------------------------


Signature:                                 Date:
          ------------------------------        --------------------------------